                                                                    EXHIBIT 10.2


                                  June 21, 2002




American Express Travel Related Services, Inc.
3 World Financial Center
AMEX Tower
New York, New York 10285
Attn: General Counsel's Office

                  Re: Pilot Third Amendment to the Marketing Agreement dated as of March 10, 1998, as amended by letters dated November 17, 1998 and April 11, 2000, by and between American Express Travel Related Services Company, Inc., Administaff, Inc., Administaff Companies, Inc. and Administaff of Texas, Inc.

Dear Ladies and Gentlemen:

         Reference is made hereby to the Marketing Agreement (the "Marketing Agreement") dated as of March 10, 1998, as amended by letters dated November 17, 1998 and April 11, 2000 (the "First Amendment" and "Second Amendment" respectively), by and between American Express Travel Related Services, Inc. ("AMEX"), Administaff, Inc. ("ASF DE"), Administaff Companies, Inc. ("ASF COMP") and Administaff of Texas, Inc. ("ASF TX and together with ASF DE and ASF COMP, collectively referred to herein as "ASF" or "Administaff"). By execution and delivery of this letter agreement (the "Pilot Third Amendment"), the parties are effecting an amendment to the Marketing Agreement on the terms set forth herein. Capitalized terms used herein, but not defined, will have the meanings assigned to such terms in the Marketing Agreement.

         This Pilot Third Amendment sets forth the understandings of the parties with respect to the matters set forth below:

1. Section 1 is hereby amended to add the following new definition in alphabetical sequence:

         "Corporate Services: means the division within American Express Travel Related Services, Inc. dedicated to providing card and travel products and services to companies internationally.

2.       A new Section 4(a)(2)(A) is hereby added to read as follows:

         AMEX agrees to include certain AMEX PEO Prospects that it deems a component of its Middle Market Customer base ("Middle Market AMEX Leads") as targets of the AMEX Marketing Activities described at
         Section 4(a)(2). AMEX shall provide the Middle Market AMEX Leads to ASF in the form of a list (the "Middle Market Lead List"). The parties understand and agree that AMEX shall not be obligated to provide any specific number of Middle Market AMEX Leads, and shall provide such leads in its sole discretion.

3.       A new Section 4(a)(2)(B) is hereby added to read as follows:

         AMEX shall encourage its Middle Market sales force to generate Middle Market AMEX Leads by referring such leads to ASF. The parties understand and agree that the AMEX Middle Market sales force shall not be obligated to provide any specific number of Middle Market AMEX Leads to ASF, and shall provide such leads in its sole discretion. The parties understand and agree that ASF shall not in any way offer incentives to any members of AMEX's sales force team.

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

         ASF agrees to provide separate performance reports for leads generated by Amex's Middle Market sales force.

4.       A new Section 4(f) is hereby added to read as follows:

         Telemarketing Activities: AMEX shall provide the Middle Market Lead List to ASF telemarketers that ASF agrees will provide the services described below: (the "Telemarketing Services")

         Assign at least one telemarketer to concentrate on contacting companies on the Middle Market List. Should it make sense to assign more, the parties mutually agree to work together to do this; the telemarketer(s) assigned to this list will be adequately trained as determined by AMEX before calling.

         o Use all commercially reasonable efforts to call the total number of Middle Market Leads provided by AMEX, unless it is mutually agreed otherwise.

         o Work with AMEX on the script for the Middle Market Leads - with AMEX having final approval on any and all scripts.

         o Solely for the telemarketing services related to the Middle Market Leads, Administaff shall abide by the guidelines described at Exhibit A (the "Telemarketing Guidelines"). The provisions contained in this Section 4(f) and the related exhibits attached to this Agreement shall solely be related to the Middle Market Leads and shall not in any way apply to other leads provided to ASF by AMEX. Guidelines concerning Leads other than the Middle Market Leads are set forth in the Telemarketing Services Agreement between AMEX and Administaff Services, LP dated January 1, 2002 (the "Telemarketing Services Agreement"). Nothing in this Agreement shall amend the Telemarketing Services Agreement. AMEX and ASF will work together to determine an appropriate number of hours to be called each week (or month), and AMEX will have final sign-off on whatever number this is. All training will be provided in accordance with this Pilot Third Amendment, including but not limited to, the Telemarketing Guidelines. Payments from AMEX to ASF for training and for the Telemarketing Services in general are spelled out in Exhibit D, of this Agreement. Notwithstanding anything herein to the contrary, AMEX shall only be obligated to make the payments described herein if ASF provides the Telemarketing Services in accordance with this Pilot Third Amendment, including but not limited to, the Telemarketing Guidelines.

         Provide performance reports for telemarketing Leads from AMEX, as per Exhibit A, Attachment 1, with the frequency provided therein. For the pilot, ASF will meet the minimum performance standards outlined in Exhibit B.

5.       New Section 4(a)(2)(C) is hereby added to read as follows:

         The Middle Market Leads provided by AMEX to ASF pursuant to Section 4(a)(2)(A) that eventually receive Services pursuant to a CSA shall require ASF to pay AMEX a commission of $*** per month per employee for a ***-Year Term. Such leads, provided by AMEX to ASF pursuant to
         Section 4(a)(2)(A) shall *** in the total calculation of Commissionable Leads under Section 7(a)(2) *** the calculation of Commission Bonus under Section 7(a)(5).

6.       New Section 4(a)(2)(D) is hereby added to read as follows:

         The Middle Market Leads provided by AMEX to ASF pursuant to Section 4(a)(2)(B) that eventually receive Services pursuant to a CSA shall require ASF to pay AMEX a commission of $*** per employee for a ***-Year Term. Such leads, provided by AMEX to ASF pursuant to Section 4(a)(2)(B) shall ***
         in the total calculation of Commissionable Leads under Section 7(a)(2) *** the calculation of Commission Bonus under Section 7(a)(5).

7.       Section 5(a)(2) is amended and restated to read as follows:

         Referral Activities: During the term of this Agreement, ASF agrees to refer to AMEX all Clients generated each month within 30 days from the end of such month for solicitation of the services and products of the Corporate Services division of AMEX. ASF will work with AMEX to identify referral candidates from ASF's current customer base to provide to AMEX for solicitation of the services and products of Corporate Services. ASF shall refer clients to AMEX pursuant to this
         Section 5(a)(2) in its sole discretion.

8.       A new Section 5(a)(2)(A) is hereby added to read as follows:

         The referral by ASF to AMEX of Clients that become AMEX Customers due to such referral shall require AMEX to pay ASF commissions based upon the following schedule:

         o $*** for referred AMEX Customers with an estimated charge volume (as determined by AMEX standard procedures) in the *** after the referral becomes an AMEX Customer of $***;

         o $*** for referred AMEX Customers with an estimated charge volume (as determined by AMEX standard procedures) in the *** after the referral becomes an AMEX Customer of $*** - $***; and

         o $*** for referred AMEX Customers with an estimated charge volume (as determined by AMEX standard procedures) in the *** after the referral becomes an AMEX Customer of over $***.

9. This Pilot Third Amendment is entered into for a period beginning upon the execution of this Pilot Third Amendment and ending 90 days thereafter (the "Pilot Termination Date").

10. Notwithstanding anything else herein to the contrary, the rights and obligations identified in this Pilot Agreement shall only bind the parties hereto in the following AMEX determined metropolitan areas Houston, Los Angeles and San Diego.

11. This Pilot Third Amendment shall only extend beyond the Pilot Termination Date, if mutually agreed to in writing.

12. Should the parties mutually agree in writing to extend the term of this Pilot Third Amendment, then the parties agree to discuss the issuance of performance based warrants to AMEX. Notwithstanding the preceding sentence, nothing in this paragraph shall obligate ASF to issue any such performance based warrants to AMEX. The decision to issue any such performance based warrants will be made in ASF's sole discretion and is subject to the approval of the ASF DE board of directors.

13. This Pilot Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

14. Except as modified by this Pilot Third Amendment, the Second Amendment and the First Amendment, the Marketing Agreement shall continue in full force and effect. The Marketing Agreement, the First Amendment, the Second Amendment and the Pilot Third Amendment shall be read, taken and construed as one and the same instrument.

15. This Pilot Third Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties, which relate to the subject matter hereof.

16. This Pilot Third Amendment shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17. Upon the execution and delivery of this Pilot Third Amendment by the parties hereto, this Pilot Third Amendment shall be and become a binding agreement among the parties hereto in accordance with the terms herein.

                           Very truly yours,

                           ADMINISTAFF, INC.


                           By: /s/ Jay E. Mincks
                               ------------------------------------------------
                           Name:  Jay E. Mincks
                           Title: Executive Vice President, Sales & Marketing


                           ADMINISTAFF OF TEXAS, INC.


                           By: /s/ Jay E. Mincks
                               ------------------------------------------------
                           Name:  Jay E. Mincks
                           Title: Executive Vice President, Sales & Marketing


                           ADMINISTAFF COMPANIES, INC.


                           By: /s/ Jay E. Mincks
                               ------------------------------------------------
                           Name:  Jay E. Mincks
                           Title: Executive Vice President, Sales & Marketing


Accepted and agreed to:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.


By:  /s/ Greg Daniel
    ---------------------------------------
Name:   Greg Daniel
TITLE:  VICE PRESIDENT

EXHIBIT A

TELEMARKETING GUIDELINES
OUTBOUND SERVICES

The Fees include any and all services associated with telemarketing activities including, but not limited to, the following:

Reporting:

   Format, frequency and transmission method will be specified by AXP including those reports specified in Attachment 1.

   Administaff agrees to reasonably cooperate with AXP in the development and implementation of AXP's Automated Channel Management process ("ACM"). Such cooperation will include Administaff's submission via electronic transmission of certain data elements identified by AXP in a format and frequency requested by AXP, input for an ACM requirements document to be created by AXP, consultation in the adjustment by AXP as necessary of any performance standards or measures which may be impacted by ACM, and participation in AXP's testing of ACM. Administaff will continue to perform its existing reporting services until such time as ACM testing is completed to AXP's satisfaction and the parties agree that ACM is ready for implementation. Upon conclusion of testing and prior to implementation, AXP will finalize the ACM requirements document and such document shall be incorporated by reference into and made part of this Agreement. After implementation of ACM, AXP will have no further obligation to continue to bear any costs for any existing reporting which will be superseded by ACM reporting. If, during the course of development and testing of ACM or after its implementation, either party identifies any new data element(s) for reporting, the parties shall agree upon a timeframe for implementation of reporting such element(s) via ACM (consistent with any implementation process for new data elements which may be included in the requirements document) and, in the meantime, Administaff shall report such element(s) using the existing reporting process. Should any of the foregoing activities with respect to ACM development and implementation cause Administaff to incur additional costs, such costs shall be apportioned between Administaff and AXP as they may agree.

Standard Programming:

   All system development and any programming necessary to support ongoing programs including enhancements or changes to existing programs requiring less than 10 screen changes/additions per request, and any data table and report modifications associated with such changes/additions. All existing software applications which were developed for other clients but are not proprietary to other clients will be available free of charge to AXP.

Screen Design and Modification:

   Screen design for new programs and modification for ongoing programs.

Hiring and Training:

   Hiring and training of new employees for ongoing programs as well as program specific training to maintain the levels of service specified by AXP. In addition, Administaff shall ensure that all Administaff employees working on AXP programs complete AXP's "Basic Readiness/Information Protection" training. Administaff shall track all training and uptraining sessions completed on forms approved by AXP, obtain signatures on such forms from employees who attend the sessions, and provide copies of such signed forms to AXP on the first and third Monday of each month. All such employees must complete a Bank Readiness/Information Protection assessment after training. Team Leaders and Quality Analysts must have passing scores on such assessments for the programs they supervise or monitor. All such assessments shall be maintained in each employee's personnel file for as long as such file is maintained by Administaff. Administaff shall develop training curriculum materials for all new or test programs. Training materials will include instructor guides, student guides, measurement and evaluation tools, and computer based training programs developed, and other appropriate materials. Administaff will develop training curriculum materials for any program handled by Administaff for which no such materials have been developed. Administaff will update training curriculum materials for all programs to reflect any product or program changes communicated to Administaff by AXP. All training materials concerning AXP's products and services shall be subject to AXP's prior review and approval.

Script Development & Alteration:

   Development of all scripts, alterations in connection with system/screen modifications and other alterations needed to maintain highest level of service.

Remote Monitoring:

   On-line, off-site monitoring capabilities (voice) for AXP to monitor ongoing calls at any time without prearrangement independently via ISDN lines. Access charge (telephone, data line usage) not included. Adequate technology resource to support ISDN technology, and updated on-line seating charts.

Data Exchange/Management/Storage:

   Including preparation of tapes and handling of tape exchanges and data transmission between AXP/AXP designated third parties and Administaff, list management (data manipulation, suppression, de-duping, etc.), data storage and retrieval, maintenance of telephone numbers and source code matrix, transmission of manual faxes. If dedicated date line is required for AXP data transmission, AXP will pay the line usage.

Service Coverage:

   Ability to meet schedules specified by AXP for programs (all days of the week, all times of the day). (Attachment 2)

Account Management:

   A single point of contact to handle day to day management of programs. Administaff ensures the team has adequate resources to meet AXP needs.

Ad Hoc Mini Surveys:

   Mini-surveys asking additional questions or collecting additional information.

Dial Transfer:

   Costs associated with transferring a call to an AXP Operating Center or third parties designated by AXP (telephone usage not included).

Monitoring:

   Monitoring will be conducted by qualified personnel, Administaff shall monitor weekly a number of calls equal to 5 times the number of telephone representatives assigned to AXP programs; provided, however, that each telephone representative shall be monitored no less than 10 times per month. In addition, Administaff shall monitor a minimum of 2 complete presentations per week per telephone representative. A "complete presentation" requires the telephone representative to pass the gatekeeper to attempt a sale with the designated contact on a call list. These evaluations will be available both individually and in a synthesized report format acceptable to AXP. Completed individual evaluations reported to AXP must be signed by the telephone representative.

Disaster Recovery:

   Maintenance, updating and testing of Disaster Recovery Plan and back-up system on a regular basis.

On the Job Training Support:

   Experienced telephone representatives, supervisors, training specialists and/or quality analysts to answer technical questions and provide performance feedback for new telephone representatives assigned to AXP programs, for a period of time to be agreed upon between AXP and Administaff (generally between one and two weeks, but no less than one week for programs with classroom training time of one week or greater) at a ratio not greater than one experienced telephone representative/supervisor/training specialist/quality analyst for every ten new telephone representatives. Administaff shall monitor new telephone representatives at least 10 times per week and provide to

   AXP a weekly report of the results of such monitoring. Administaff shall establish a certification process mutually agreed upon with AXP for certification of new telephone representatives for AXP programs. Certification shall take into account a representative's assessment and monitoring scores during on the job training.

Documentation:

   Administaff will provide and maintain detailed technical documentation pertaining to each AXP program handled by Administaff, including the Middle Market program. Documentation should be completed prior to program launch unless approved otherwise by AXP. AXP shall have the right to prior review and approval of all such documentation. Administaff shall make such documentation available to AXP at any time upon AXP's request.

Document Retention:

   Administaff shall maintain the following documents for the periods indicated:

         Individual Representative Monitoring Reports                  12 mos.
         Monitor "Results" Reports                                     13 mos.
         Escalated Calls Report/Forms                                  12 mos.
         Training Tracking Forms                                        3 yrs.
         Health of Compliance Reports                                   3 yrs.
         General Correspondence                                        13 mos.

   Individual Representative Monitoring Reports shall be filed by representative and date. If a representative ceases employment with Administaff, such Reports nevertheless shall be maintained by Administaff for the period specified above.

Opt-Out:

ASF shall keep track of companies that select to opt-out. An excel file containing i) the company name, ii) name of requester, and iii) [CID] shall be emailed on a weekly basis by ASF to an AMEX Middle Market representative to be designated by AMEX.

         EXHIBIT A: ATTACHMENT 1


         OUTBOUND REPORTING REQUIREMENTS FOR ADMINISTAFF

         The following is a listing of the standard report elements required for the Middle Market Leads outbound program. Reporting will be broken out by AMEX List. Specifically, AMEX clients that are provided as part of the Corporate Services Middle Market List will be reported on separately from other AMEX lists that have been provided.

REPORT DATE:               9/6/2001                    START DATE: 06-JUL-2001

CELL CODE:                 070_3                       DAYS DIALED:  40

GROSS LEADS:               5136
SUPPRESSED LEADS:          0
NET LEADS:                 5136

                                  MON        TUE        WED        THU        FRI        WTD        MTD        PTD           %
                                --------   --------   --------   --------   --------   --------   --------   --------    --------
Calling Hours                       0.00       3.61       4.30       3.77       0.00      11.68      11.68     338.08
Appointments                           0          2          1          1          0          4          4        139
Number of employees                    0         45         40         70          0        155        155       4674
Average number of employees            0         23         40         70          0         39         39         34

REFUSAL
Already with PEO Service               0          0          2          0          0          2          2         70       4.08%
Doesn't Have Time                      0          1          2          1          0          4          4         42       8.16%
Early Hang Up                          0          1          0          2          0          3          3         31       6.12%
Going Out of Business                  0          0          0          0          0          0          0          5       0.00%
New Business                           0          0          0          0          0          0          0          0       0.00%
Prefer to do it in-house               0          0          0          0          0          0          0         25       0.00%
Request Info Only                      0          0          0          0          0          0          0         59       0.00%
Upset with mEx                         0          0          0          0          0          0          0         11       0.00%
Can not afford                         0          0          0          0          0          0          0          4       0.00%
Qualified not interested               0          1          1          3          0          5          5         71      10.20%
Not interested                         0          5          7          5          0         17         17        395      34.69%
                                --------   --------   --------   --------   --------   --------   --------   --------
     Total Refusals                    0          8         12         11          0         31         31        713      63.27%

UNPRESENTABLES
Already met with Administaff           0          0          0          1          0          1          1         83       2.04%
Incorrect Industry                     0          1          3          2          0          6          6        292      12.24%
Less than 10 employees                 0          0          2          0          0          2          2        264       4.08%
Decision maker at other location       0          4          1          0          0          5          5        287      10.20%
Do not call                            0          0          0          0          0          0          0         44       0.00%
Language barrier                       0          0          0          0          0          0          0          7       0.00%
Wrong number                           0          0          1          0          0          1          1         77       2.04%
Tri tones                              0          0          0          0          0          0          0         81       0.00%
Already with Administaff               0          0          0          0          0          0          0         23       0.00%
Unable to reach                        0          0          0         -1          0         -1         -1          4      -2.04%
TM Call Rejected                       0          0          0          0          0          0          0          0       0.00%
                                --------   --------   --------   --------   --------   --------   --------   --------
TOTAL UNPRESENTABLES                   0          5          7          2          0         14         14       1162      28.57%

Contacts                               0         10         13         12          0         35         35        852      71.43%
Completes                              0         15         20         14          0         49         49       2014
Contacts / Hour                     0.00       2.77       3.02       3.18       0.00       3.00       3.00       2.52
Completes / Hour                    0.00       4.15       4.65       3.71       0.00       4.19       4.19       5.96
Cost Per Order                  $   0.00   $  52.36   $ 124.80   $ 109.29   $   0.00   $  84.70   $  84.70   $  70.54

Total appointments / Hour           0.00       0.55       0.23       0.27       0.00       0.34       0.34       0.41
Conversion %                        0.00%     20.00%      7.69%      8.33%      0.00%     11.43      11.43%     16.31%
List Penetration %                  0.00%      0.29%      0.39%      0.27%      0.00%      0.95%      0.95%     39.21%
Contact Penetration %               0.00%      0.19%      0.25%      0.23%      0.00%      0.68%      0.68%     16.59%
Unworkable %                        0.00%     33.33%     35.00%     14.29%      0.00%     28.57%     28.57%     57.70

                                            TEAM RESULTS
------------------------------------------------------------------------------------------------------
              HOURS                                        CONTACT
TSR NAME      DIALED     SALES        SPH       CPO         / HOUR     TALK %       CONV %     OVERALL
--------      ------     -----        ----   ---------     -------     ------       ------     -------
GOALS          8.00          4        0.50   $   60.00          6       50.00%       20.00%
------       ------      -----        ----   ---------     ------      ------       ------     -----
bwl294         2.92          3        1.03   $   28.16       5.48       65.41        18.75         1
aow407         6.80          6        0.88   $   32.95       4.56       65.59        19.35         2
lfj674         7.73          5        0.65   $   44.62       1.68       75.03        38.46         3
pwl937         6.40          3        0.47   $   61.70       1.56       55.78        30.00         4
TEAM          53.46         24        0.45   $   64.44       2.41       61.60        18.60         5
gpj117         4.82          2        0.41   $   70.73       1.24       56.43        33.33         6
lll451         7.52          3        0.40   $   72.50       3.72       63.43        10.71         7
mpw651         5.49          1        0.18   $  161.11       1.64       63.02        11.11         8
vil653         5.54          1        0.18   $  161.11       1.26       50.00        14.29         9
anw711         6.24          0        0.00   $    0.00       1.44       55.61         0.00        10


On a weekly basis, the key elements that need to be reported upon include:

                               Sample Report Data

                                         7/5           7/12           7/19           7/26        TOTAL
                                       -------       -------        -------        -------      -------
Calling Hours                            1,804         2,481          2,481          2,965       22,669

Actual Calling Hours                     2,000         2,387          2,342          2,552       14,886

Difference (To Date)                       196           102            (37)

% of Goal (Hours)                          111%        102.4%          99.5%          95.4%

Contacts Per Hour                         7.00          7.00           7.00           7.00

Actual CPH (Weekly)                       7.62          7.32           6.26           6.09

Actual CPH (To Date)                      7.62          7.46           7.04           6.78

% of Goal (CPH)                          108.9%        106.5%         100.6%          96.8%

Conversion Rate                           13.1%         16.5%          18.3%          17.3%

Actual Conversion Rate (Weekly)          10.84%        16.40%         18.80%         17.14%

Actual Conversion (To Date)               10.8%        13.81%         15.35%         15.79%

% of Goal (Conversion)                    82.9%         91.7%          94.6%          95.4%

Sales / Hour                              0.92          1.15           1.28           1.21

Actual Sales / Hour (Weekly)              0.83          1.20           1.18           1.04

Actual Sales / Hour (To Date)             .083          1.03           1.08           1.07

% of Goal (SPH)                           90.2%         97.7%          95.1%          92.4%

Total Sales                              1,652         2,865          3,170          3,590       27,443

Actual Sales (Weekly)                    1,652         2,865          2,756          2,664       14,843

Actual Sales (To Date)                   1,652         4,517          7,273          9,937

Difference (To Date)                         0             0           -414         -1,340

% of Goals (Total Sales)                   100%        100.0%          94.6%          88.1%

Leads / Hour                                14            14             14             14

Actual Leads / Hour (Weekly)                22            19             13             11            0

Leads Used                              25,256        34,734         34,734         41,510      317,366

Actual Leads Used                       44,343        45,560         31,401         27,871

Lead Penetration                             6%           15%            24%            34%

Actual Lead Penetration                   10.5%         21.3%          28.8%          35.4%

STANDARD OUTBOUND REPORTING ELEMENTS

Report format, distribution and frequency are to be jointly agreed upon during the implementation phase.

DESCRIPTION                                                                  FREQUENCY
-----------                                                                  ---------
Number of Dials made                                                         Daily
Number of Hours logged in making calls                                       Daily
Dials per Hour (Calculation)                                                 Daily
Key Measures Reports                                                         Daily
Summary of Telemarketing Activity                                            Weekly
Quality Measures Reports                                                     Weekly
Health of Compliance Reports                                                 Monthly
Summary of Telemarketing Activity                                            Monthly
Training Issues Gap Analysis Reports                                         Weekly

EXHIBIT A: ATTACHMENT 2

SERVICE COVERAGE

STANDARD DIALING HOURS:

The dialing hours of this program will occur during the following time frames:

         o        9AM until 5PM within the time zone being called

         o        Monday-Friday

         o        No Saturdays, Sundays

BLACKOUT DATES:

         THE BLACKOUT DATES FOR THIS PROGRAM WILL COMPLY WITH STANDARD AMERICAN EXPRESS TELEMARKETING PRACTICES.

A list of blackout dates will be supplied at the program start.

EXHIBIT A  ATTACHMENT 3

PROGRAM LEVEL CLASSIFICATION

Programs are classified into three Levels based on the degree of complexity associated with telephone representative's activities. Factors to be considered are degree of scripting, product/service knowledge and various skills required such as selling, analytical, problem-solving, etc.

This Middle Market program will be classified as a Level III (the highest level of complexity).

EXHIBIT B: OUTBOUND PERFORMANCE STANDARDS

INPUT STANDARDS

Management Support: Administaff is to provide an adequate management team to meet both qualitative and quantitative demands and appoint an individual to be a single point of contact for AXP, in addition to a single point of contact at the program level. This team shall include systems personnel for ongoing programs and implementation support as well as systems development personnel for new or migrating programs.

Telephone Representatives: Only those representatives dedicated to AXP programs full time will be assigned to AXP programs. Representatives will not be allowed to work on AXP programs on a shared basis with other clients' programs to the extent feasible.

HANDLING STANDARDS

The following standards must be met for all outbound programs. (Attachment 1)

Accuracy of Information Provided: Information provided to AXP customers and prospects by telephone representatives, including information on products, benefits and promotional features, must be at least 98% accurate. Accuracy will be measured monthly based on Administaff monitoring. AXP and Administaff will participate in weekly calibration sessions to ensure that a consistent, mutually agreeable scoring approach is applied. AXP may validate scoring results through remote and/or on-site monitoring and/or scoring audits. If performance below 90% accuracy occurs for three consecutive months or any four months in a twelve-month period, AXP may terminate the Agreement immediately.

Accuracy of Information Recorded: For any program, data and information collected and recorded by representatives, including name, phone number and address, must be at least 98% accurate. Administaff will shadow monitor all calls to ensure accuracy of information recorded. In the event that shadow monitoring is not available, Administaff will conduct a back-end quality check on all Administaff telephone monitors completed. Administaff will also conduct back-end quality checks on 10% of all clerical transactions performed. Data transmitted to New Accounts and database of AXP and third party designated by AXP will be evaluated on the completeness of all relevant data fields as well as accuracy. AXP will issue monthly reports based on the data received from Administaff through daily data transmission. If performance below 90% accuracy occurs for three consecutive months or any four months in a twelve-month period, AXP may terminate the Agreement immediately.


In the event of a Disaster, Administaff shall be relieved from performing the Services during the 72-hour period following the occurrence of the Disaster.

EXHIBIT B: ATTACHMENT 1

[INTENTIONALLY DELETED]

EXHIBIT C

INFORMATION PROTECTION REQUIREMENTS

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE AGREEMENT ("AGREEMENT") TO WHICH THIS EXHIBIT IS ATTACHED AND INCORPORATED INTO, AND IN ADDITION TO AND NOT IN LIEU OF OTHER PROVISIONS IN THE AGREEMENT GOVERNING THE TREATMENT OF AMEX DATA ("AXP DATA (AS DEFINED BELLOW)") BY ASF (REFERRED TO IN THIS EXHIBIT AS "VENDOR"), VENDOR AGREES TO COMPLY WITH ALL OF THE PROVISIONS OF THIS EXHIBIT AND TO CAUSE ALL VENDOR EMPLOYEES, AGENTS. REPRESENTATIVES, SUBCONTRACTORS, OR ANY OTHER PARTY TO WHOM VENDOR MAY PROVIDE ACCESS TO OR DISCLOSE AXP DATA TO COMPLY WITH ALL OF THE PROVISIONS OF THIS EXHIBIT.

"AXP Data" means all proprietary and confidential information of AMEX or its subsidiaries, affiliates, or licensees (referred to in this Exhibit collectively as "AXP") that is solely related to data concerning the Middle Market Leads that is submitted to ASF by AMEX, including without limitation: 1) all information defined as "Confidential Information," "Proprietary," or words to such effect in the Agreement; and 2) all information regarding AXP customers, customer accounts, customer names, addresses, social security numbers or any other personal identifier, or any information derived therefrom; and 3) any and all other information which by reason of its nature, source, use, or other sensitivity would ordinarily be considered the confidential and proprietary information of AXP.

1) Vendor warrants that, where required by applicable law, Vendor's registrations with relevant regulatory bodies are current and adequate for the services to be supplied under this agreement.

2)       General.

         a)       All AXP Data remains at all times the sole property of AXP.

         b) Vendor agrees to implement commercially reasonable measures designed to ensure the security and confidentiality of AXP Data, to protect AXP Data against any anticipated threats or hazards to the security or integrity of AXP Data, and to protect against unauthorized access to, or use of, AXP Data.

         c) Vendor must not permanently enhance its own in-house lists or files ("House Files") by using names, addresses, or any other information, whether specified or inferred, that is part of or obtained from the AXP Data.

         d) Vendor must not retain all or any portion of the AXP Data, in any manner whatsoever, nor permit any parent, subsidiary, affiliate, third party, agent, employee or contractor, or their respective agents or employees to retain any such information, beyond the completion of performance of Vendor's obligations under the Agreement.

         e) Vendor must not use the AXP Data for any purpose other than the purpose for which AXP Data was provided to Vendor as set forth in the Agreement and must cause all Vendor employees, agents, representatives, or any other party to whom Vendor may provide access to or disclose AXP Data to limit the use of AXP Data to that purpose.

         f) Vendor agrees to comply with all applicable AXP security policy standards and procedures as outlined in this Agreement.

         g) Vendor must cause each Vendor employee who is granted access to AXP Data to sign the Confidentiality and Workstation Rules Agreement attached hereto, and Vendor must use commercially reasonable efforts to cause each such employee to comply with its terms.

3)       Transfer to Third Parties.

         a) Vendor must not disclose AXP Data to any subcontractor, service provider, or any other third party ("Third Party") without the prior approval of AXP.

         b) Any transfer of AXP Data to a Third Party by Vendor shall be for the sole purpose of fulfilling Vendor's obligations under the Agreement.

         c) Vendor must not assign, transfer, or otherwise disclose AXP Data to a Third Party prior to causing the Third Party to execute a binding document committing the Third Party to comply with the Information Protection Requirements set forth in this Exhibit.

4)       Indemnity.

         a) Vendor will indemnify AXP for any loss or misuse of AXP Data by Vendor or its employees or by any Third Party to which Vendor discloses AXP Data.

         b) In the event of any actual or threatened unauthorized use or disclosure of AXP Data by Vendor's employees or the employees of any Third Party to which Vendor has disclosed AXP Data, Vendor will notify AMEX of such actual or threatened unauthorized use or disclosure and to provide reasonable assistance to AMEX to enforce AMEX rights to prevent such actual or threatened unauthorized use or disclosure.

5)       Physical Security Controls. Vendor must document and maintain adequate:

         a) Physical security controls over all vendor facilities where AXP Data is filed or stored. Examples include appropriate alarm systems, access controls (including off-hours controls), visitor access procedures, security guard force, fire suppression, video surveillance, and staff egress searches, as appropriate under applicable law.

         b) Trash disposal programs that provide for the secure disposal of sensitive trash at all vendor facilities where AXP Data is filed or stored. Sensitive trash is defined as any discarded material that contains AXP Data.

         c) Security and environmental controls over all computer rooms, voice rooms and related equipment (UPS, climate control, etc.), which will be used in conjunction with AXP Data, including restricting access to only approved staff.

6)       Data Security Controls. Vendor must document and maintain adequate:

         a) Data security controls, such as but not limited to logical access controls including user sign-on identification and authentication, data access controls (e.g. password protection of AXP applications, data files, and libraries), accountability tracking, anti-virus software, secured printers, restricted download to disk capability, and provision for system backup. Vendor must ensure at each site that once the data is downloaded to the secured server, appropriate data controls are implemented and that no shared environments exist with other businesses for all WANs, LANs, network connections, dial-up connections, DASD, distributed systems, or any other computer systems.

         b) Retention processes and policies for all security data events (i.e., reports) in accordance with legal and regulatory requirements.

         c) Controls in configuring and operating voice systems, especially as regards fraudulent use of 800 numbers, PBX switches, and other voice networks.

7) Disaster Recovery. ASF agrees to maintain appropriate disaster recovery plans and shall periodically update and test its plan. In the event ASF's disaster recovery plan is implemented and its normal business operations are not restored within 90 days of such implementation, AMEX may terminate this Third Amendment upon prior written notice to ASF.

8)       Employees.

         a) Vendor must, in accordance with applicable law, perform background checks on all employees assigned to perform Vendor's obligations under the Agreement.

         b) Vendor's policies must require its employees to report suspected violations of the Information Protection Requirements set forth in this Exhibit and suspected violations of Vendor's data security policies to Vendor management for investigation and action.

         c) Vendor must provide to AXP a listing of all employees assigned to work on AXP business upon request.

         d) Vendor must cooperate fully with AXP in any investigations of possible fraudulent or unauthorized use or access of AXP Data by Vendor's employees.

         e) Vendor must implement and document consequence management policies for violations of the Information Protection Requirements set forth in this Exhibit and for violations of Vendor's data security policies.

9)       Audits and Inspections.

         a) Vendor must document and provide to AXP copies of all internal security policies and standards (including escalation procedures for non-compliance) for AXP review upon execution of the Agreement.

         b) Vendor must allow scheduled and unscheduled on-site inspections by AXP with notice during regular business hours.

         c) Vendor must comply with all reasonable recommendations from AXP that result from such inspections to meet these Information Protection Requirements. Vendor must respond in writing within thirty days to all recommendations that result from on-site inspections by AXP.

         d) Vendor must provide to AXP a copy of the most recent third party data processing audit or review, as conducted by the Vendor's external auditors. In addition, Vendor must provide to AXP copies of any related audits that include data processing activities within their scope from Vendor's internal auditors.

10)      Right to Monitor Data.

         a) Vendor agrees to allow AXP to monitor the AXP Data in any manner determined by AXP to prevent the improper or unauthorized use of the AXP Data, and such monitoring may include, but is not limited to, the use of decoy names and addresses.

         b) Vendor must not use any method to detect, alter, or eliminate decoy names or information embedded by AXP in AXP Data.

11)      Vendor Employees Access.

         a) All Vendor employees accessing AXP's systems via a dial-up connection must utilize AXP-owned or leased equipment and must utilize approved authentication mechanisms with such equipment.

         b) Vendor must ensure that all of its employees who are users of any AXP system will be fully informed (at least annually) of, and monitored for adherence to, these Information Protection Requirements.

12)      Security Administration.

         a) Vendor management personnel ("Vendor Security Administrators") must retain sole responsibility for granting access to AXP systems for all Vendor employees and users.

         b) Vendor Security Administrators must document all procedures for user ID requests, transaction authorization, and system use.

         c) Vendor Security Administrators must review all violation and/or monitoring reports and take action as necessary to prevent unauthorized access and use of AXP systems or AXP Data.

         d) Upon the change of job function, transfer, or termination of any Vendor employee who has access to AXP systems or AXP Data, Vendor must immediately delete the user ID of that Vendor employee.

13. Account Access. Vendor must cause Vendor employees to access, make maintenance changes to, or perform financial adjustments only on those AXP accounts as required by their job responsibilities. In addition, Vendor must cause Vendor employees to not access:

         a) Their own account or any AXP Data regarding such employee for any reason.

         b) Another Vendor or AXP employee's account or any AXP Data regarding such employee if Vendor's employee has personal knowledge that the account or other AXP Data is regarding another Vendor or AXP employee.

         c) An account held by or regarding anyone Vendor's employees know outside of work.

         d) Any account or AXP Data that Vendor's employees are not required to access as part of their job responsibility.

14) Access Management. Vendor must ensure that user IDs and passwords for AXP systems will be controlled as follows:

         a)       Unique ("single user") ownership of user ID.

         b)       No "generic" or group user ID.

         c) Immediate revocation or deletion of all access rights for any terminated, leave of absence, or transferred Vendor employee.

         d) Access rights to systems, transactions, screens, or data on a "need to know", job function basis.

         e) If a user ID is revoked, re-authentication and positive identification of the user must occur before the user ID can be reactivated.

         f)       Vendor must enforce the principle of segregation of duties.

15) Right to Monitor Access. Vendor agrees that all access to AXP systems may be monitored at will by AXP for compliance with these Information Protection Requirements.

16) Workstation Controls. Vendor must ensure all workstations which allow access to AXP Data are controlled. All software used on any workstation must be properly licensed and used in accordance with the applicable license agreement. All software used must be approved by AXP. All such workstations must be:

         a)       located in a physically segregated work area.

         b) positioned to face away from any common areas of the facility such as windows.

         c) equipped with appropriate access control, including password protected screen savers, and/or time-out after 10 minutes or less of non-use.

         d) configured with current anti-virus software, and provide a mechanism to ensure that the anti-virus software is kept current.

17) Activity Log. Vendor must log all activities by Vendor employees in regards to accessing AXP Systems, including inquiries. This audit data must be retained for one year.

18)      Systems Security.

         a)       Vendor must document and maintain adequate:

                  i. Host-based intrusion detection capabilities to ensure that successful attacks against the front-tier of servers will be detected.

                  ii. On high risk server platforms, such as NT, host-based intrusion detection mechanisms.

         b) Vendor must perform maintenance access to production servers over a protected, dedicated network between Vendor's corporate offices and the production systems. Vendor must not perform maintenance access to production servers over the Internet.

         c) Vendor's systems network must be configured so that each desktop and laptop machine and all inbound and outbound mail servers have current anti-virus protection.

19)      Operations Procedures.

         a) Vendor must implement an adequate active load balancing system that will transparently switch customers from a failed server to a working one. Vendor must ensure that there is no single point of failure in the production implementation of the application.

         b) Vendor must use a tape backup system and use a daily tape transfer to a secure offsite data repository.

         c) Vendor must put in place written procedures that cover the following:

                  i. Configuration and change control management procedures.

                  ii. Security patch and system update identification procedures.

                  iii. Escalation procedures in the event of operational failures, or an intrusion being detected.

20) Data Separation. Vendor must maintain all AXP Data logically separate from other customers' data and identifiable as AXP Data. Physical separation (i.e. separate servers) may be required in high sensitivity cases as determined by AXP.

         a)       Control Datastores. [Not applicable.]

         b)       Remote Access Authentication. [Not applicable.]

         c)       Encryption.

         d) 128-bit encryption (or higher) must be used when transmitting and/or communicating AXP Data across the Internet. Any communication of confidential information across the Internet must use an encryption system that is acceptable to AXP. Within the United States, 128-bit encryption using standard protocols such as SSL, or 3DES are the minimum acceptable.

21)      Development Separation.

         a) Procedures must exist to separate the application development process from the data it operates on.

         b) Development staff must not have access to the production servers; operations staff must not generally have access to the development source.

         c) Access controls on various servers must be used to ensure that these policies are adhered to.

22. Data used in development and test systems must not contain direct copies of production data under any circumstances.

CONFIDENTIALITY AND WORKSTATION RULES AGREEMENT

         The individual specified below ("you" or "your"), in connection with work performed for the company specified below ("Company") may have access to trade secrets, confidential information, files, records and forms (collectively "Confidential Information") of American Express Travel Related Services, Inc. and its affiliates (collectively, "American Express"). Confidential Information includes, but is not limited to, any information relating to American Express Cardmember accounts ("Accounts"), American Express organizational structure, marketing philosophy and objectives, project plans, data models, strategy and vision statements, business initiatives, business requirements, systems design, methodologies, processes, competitive advantages and disadvantages, financial results, product features, systems, operations, technology, customer lists, customer account information, product development, advertising or sales programs and any other information which would give American Express an opportunity to obtain an advantage over its competitors or which American Express is ethically obligated to protect from unauthorized sources. None of such information shall be deemed to be in the public domain.

         American Express desires to protect its Confidential Information and therefore requires that you agree, as a condition of your performing services ("Services") pursuant to American Express' agreement with Company, to safeguard all Confidential Information and not to reveal Confidential Information to any third party (including, without limitation, at conferences, seminars, meetings of professional organizations or by publication in journals or granting of interviews to journalists and other members of the news media) or use Confidential Information for your own benefit or the benefit of any third party, except to the extent necessarily required for your performance of Services.

         You agree not to discuss Confidential Information in public places.

         You agree that any work product produced or developed by you in the performance of your Services shall constitute Confidential Information subject to this Agreement and such work product is, and shall remain, the property of American Express.

         In connection with your use of American Express' computer workstations and your access to American Express MIS systems, in addition to all other provisions of this Agreement, you agree that:

o   You will not access your own Account for any reason;

o You will not access another employee's Account if you have personal knowledge that the account holder is an employee;

o   You will not access any Account held by anyone you know outside of work;

o You will not access any Account that you are not required to access as part of your performance of the Services.

         You will sign off when you leave your workstation and sign back on when you return, including, but not limited to, time away from your desk for breaks, lunch, meetings, etc.

         You will not give your password to any person and you are not to use another person's password or identification number. Your password identifies you to the system. The computer system tracks all entries that are made by the person who makes them. If your password is used by anyone in a manner that results in errors or fraud, you would be held accountable for the errors or fraud.

         All terminals are subject to monitoring and terminal monitoring may occur simultaneously with telephone monitoring. In addition, you should understand that all transactions in the system are recorded by the computer. Printouts listing all transactions by a personal identification number and password are monitored on a regular basis.

         These rules are extremely important. Any employee who willfully disregards these rules and regulations is subject to discipline, up to and including discharge from employment.

         You also agree to help safeguard American Express customers' expectations of privacy by exercising diligence and care in the handling of Confidential Information relating to them.

         By signing below, you indicate that you understand the above terms and that, as a condition of performing Services, you agree to adhere to them.


COMPANY:

-----------------------      ---------------------------       ----------------
Full Legal Name              Your Name (Print)                 Date



                             --------------------------
                             Your Signature (Sign Here)

EXHIBIT D: OUTBOUND COMPENSATION

         Rates:

         Telemarketing Program Costs:

The following rates will be applied to outbound services for the first 14 weeks. At the end of 14 weeks, the payment schedule will be reviewed and mutually agreed upon by American Express and Administaff.

During the first 14 weeks, the rates are inclusive of all Administaff's costs and expenses of providing outbound telemarketing services, including, but not limited to, those services listed in Exhibit B, excepting those services listed below as additional services.

RATE SUMMARY

INITIAL PROGRAM START UP

Hourly Connection Rate                                       $ 29.00
ADDITIONAL SERVICES (PER HOUR)
         Training                                            $ 15.50
         Programming                                         $ 75.00


STANDARD PROGRAM RUN
RATE SUMMARY:
         To be determined at the end of Pilot.